ARTICLES OF MERGER
                                     MERGING
                            ARTUP.COM NETWORK, INC.,
                             A COLORADO CORPORATION
                                  WITH AND INTO
                        DEERBROOK PUBLISHING GROUP, INC.,
                              A NEVADA CORPORATION

     Pursuant to Section 7-111-105 of the Colorado Business  Corporation Act and
Section 92A.200 of the Nevada General Corporation Law, DEERBROOK PUBLISHING GROUP, INC., a Nevada corporation, hereby submits the following Articles of Merger pursuant to which ARTUP.COM NETWORK, INC., a Colorado corporation, shall merge with and into DEERBROOK PUBLISHING GROUP, INC., a Nevada corporation (the "Merger").

     ARTICLE 1. The name and jurisdiction of the constituent corporations to the Merger are as follows:

          Artup.com Network, Inc., a Colorado corporation ("Artup.com")

          Deerbrook Publishing Group, Inc., a Nevada corporation ("Deerbrook")

     ARTICLE 2. Artup.com shall merge with and into Deerbrook, with Deerbrook as the corporation surviving the Merger pursuant to a Merger Agreement and Plan of Merger which has been adopted by resolutions of the Board of Directors of both Artup.com and Deerbrook (the "Plan of Merger"). The merger shall be effective as of the filing of these Articles of Merger.

     ARTICLE 3. The Merger Agreement and Plan of Merger was submitted to the shareholders of Artup.com.

          The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the Merger Agreement and Plan of Merger are as follows:

                            Designation of    Number of Shares   Shares Entitled
     Name of Corporation    Class or Series     Outstanding          to Vote
     -------------------    ---------------   ----------------   ---------------
          Artup.com             Common           9,968,244          9,968,244
          Deerbrook             Common              -0-                -0-

     The total number of votes cast for and against the Merger Agreement and Plan of Merger by the holders of the Common Stock of Artup.com (the only class of stock of the respective corporations issued, outstanding, and entitled to vote) is sufficient for approval by all voting groups and is as follows:

                                                    Shares Voted       Shares
     Name of Corporation      Shares Voted For        Against         Abstained
     -------------------      ----------------      ------------      ---------
          Artup.com               6,138,213             -0-              -0-
          Deerbrook                  N/A                N/A              N/A

     ARTICLE 4. A complete executed Plan of Merger is attached hereto as EXHIBIT A.

     IN WITNESS WHEREOF, the parties hereto have executed these Articles of Merger as of the 8th day of December, 1999.

                                        Artup.com Network, Inc.,
                                        a Colorado corporation

                                        By: /s/ Mark L. Eaker
                                            ------------------------------------
                                        Name: Mark L. Eaker
                                        Its: President and Chief Executive
                                             Officer

                                        By: /s/ Keith M. Chesser
                                            ------------------------------------
                                        Name: Keith M. Chesser
                                        Its: Secretary


                                        Deerbrook Publishing Group Inc.,
                                        a Nevada corporation

                                        By: /s/ Mark L. Eaker
                                            ------------------------------------
                                        Name: Mark L. Eaker
                                        Its: President and Chief Executive
                                             Officer

                                        By: /s/ Keith M. Chesser
                                            ------------------------------------
                                        Name: Keith M. Chesser
                                        Its: Secretary

                                    EXHIBIT A

                                 PLAN OF MERGER
                                     MERGING
                             ARTUP.COM NETWORK, INC.
                                  WITH AND INTO
                        DEERBROOK PUBLISHING GROUP, INC.

     A. SURVIVING CORPORATION. Artup.com Network, Inc., a Colorado corporation ("Artup.com"), shall be merged (the "Merger") with and into Deerbrook Publishing Group, Inc., a Nevada corporation ("Deerbrook"). Deerbrook shall be the corporation surviving the Merger with a principal address of 4644 South 36th Place, Phoenix, Arizona 85040.

     B. RIGHTS AND OBLIGATIONS. The Merger shall be effective as of the filing of these Articles of Merger (the "Effective Date"), and as of the Effective Date, Deerbrook shall possess and be subject to all the rights, privileges, powers, franchises, property (real, personal and mixed), restrictions, disabilities, duties and debts of Artup.com and Deerbrook.

     C. OFFICERS. The officers of Deerbrook immediately prior to the Effective Date shall be the officers of Deerbrook as of and after the Effective Date, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

     D. DIRECTORS. The directors of Deerbrook immediately prior to the Effective Date shall be the directors of Deerbrook, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

     E. BYLAWS. The Bylaws of Deerbrook that are in effect immediately prior to the Effective Date shall be the Bylaws of Deerbrook as of and after the Effective Date.

     F. ARTICLES OF INCORPORATION. The Articles of Incorporation of Deerbrook that are in effect immediately prior to the Effective Date shall be the Articles of Incorporation of Deerbrook as of and after the Effective Date.

     G. EXCHANGE OF SHARES. As of the Effective Date, all issued and outstanding shares of Artup.com shall become issued and outstanding shares of Deerbrook at a rate of one (1) share of Deerbrook for each share of Artup.com issued and outstanding; provided, however, no fractional shares of Deerbrook shall be issued and therefore all fractional shares of Deerbrook after the conversion shall be rounded to the nearest whole number. No further action of the shareholders of Artup.com is required to effect the conversion.

     H. ABANDONMENT. This Merger Agreement and Plan of Merger may be abandoned at any time prior to the Effective Date by action of the Board of Directors of either Artup.com or Deerbrook.

     This Plan of Merger was adopted and approved by the Board of Directors of Artup.com by Unanimous Written Consent in Lieu of a Special Meeting of the Board of

Directors of Artup.com, dated as of December 8, 1999, and by the Board of Directors of Deerbrook by Unanimous Written Consent in Lieu of a Special Meeting of the Board of Directors of Deerbrook, dated as of December 8, 1999.

     IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger as of the 8th day of December, 1999.

                                        Artup.com Network, Inc.,
                                        a Colorado corporation

                                        By: /s/ Mark L. Eaker
                                            ------------------------------------
                                        Name: Mark L. Eaker
                                        Its: President and Chief Executive
                                             Officer

                                        By: /s/ Keith M. Chesser
                                            ------------------------------------
                                        Name: Keith M. Chesser
                                        Its: Secretary


                                        Deerbrook Publishing Group Inc.,
                                        a Nevada corporation

                                        By: /s/ Mark L. Eaker
                                            ------------------------------------
                                        Name: Mark L. Eaker
                                        Its: President and Chief Executive
                                             Officer

                                        By: /s/ Keith M. Chesser
                                            ------------------------------------
                                        Name: Keith M. Chesser
                                        Its: Secretary